EXHIBIT 10.1
TRANSITION SERVICES AGREEMENT

THIS AGREEMENT is made and entered into as of this 31st day of January, 2006, among Game Financial Corporation, a Minnesota corporation (“Game Financial”), Chex Services, Inc., a Minnesota corporation (“Chex”), and FastFunds Financial Corporation, a Nevada corporation (“FastFunds”, and with Chex, sometimes referred to collectively as the “Seller Parties” and individually as a “Seller Party”; Game Financial and the Seller Parties each hereinafter sometimes referred to as a “Party”).

BACKGROUND:

Pursuant to that certain Asset Purchase Agreement, dated as of December 22, 2005, by and among the Seller Parties (the “Purchase Agreement”), Chex has agreed to sell to Game Financial, and Game Financial has agreed to purchase from Chex, selected assets of Chex used in Chex’s business. In connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to provide for the provision by the Seller Parties of certain services to ensure a smooth transition of the Business from the Seller Parties to Game Financial.

AGREEMENT:

For and in consideration of the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement.

2. Services. During the term of this Agreement, the Seller Parties shall provide to Game Financial the services set forth on Exhibit A attached hereto (collectively with the Seller Facilities and Equipment, the “Seller Services”).

3. Use of Facilities and Equipment. During the term of this Agreement, the Seller Parties shall provide to Game Financial the use of the facilities and equipment set forth on Exhibit B attached hereto (the “Seller Facilities and Equipment”).

4. Transition Service Fees; Payment. In consideration of the Seller Parties’ performance of the Seller Services, Game Financial shall pay to the Seller Parties the fees set forth on Exhibit C attached hereto. All fees to be paid pursuant to this Section 3 shall be collectively referred to herein as “Transition Service Fees”. Game Financial shall not have any liability for, nor be obligated to pay, any income taxes of the Seller Parties.

5. Warranties. (a) Each party represents and warrants to the other parties hereto that the execution, delivery and performance of this Agreement by such party has been duly authorized and approved by all requisite corporate action on the part of such party and that this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and legally binding obligation of such party, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

(b) The Seller Parties represent and warrant to Game Financial that the Seller Services will be performed in accordance with applicable Law and contracts, in a good and workmanlike manner and with at least the same degree of care they would use in performing similar services for themselves or Affiliates. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES TO BE PERFORMED BY IT UNDER THIS AGREEMENT OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND EACH PARTY HEREBY DISCLAIMS THE SAME.

6. Confidential Information. (a) Each party agrees that it will not disclose to any Person or use (except to perform its obligations under this Agreement) any Confidential Information of any other party obtained by such party in the course of performing under this Agreement.

(b) For purposes of this Agreement, the term “Confidential Information” means all technical, business and other information that relates to the business of a party and/or its Affiliates, including, without limitation, technical or non-technical data, compilations, price and cost information, technical information, financial information, customer lists and business plans. “Confidential Information” shall not include information which (i) was already known to the party obtaining such information at the time it was received from another party; (ii) was already available to the general public at the time of such receipt; (iii) subsequently becomes known to the general public through no fault or omission by any party to this Agreement; or (iv) is required to be disclosed by law, or by any Authority or for which disclosure to Authority is appropriate in the conduct of business.

(c) The parties acknowledge that disclosure of any aspect of the Confidential Information of a party hereto shall immediately give rise to continuing irreparable injury to such party inadequately compensable in damages at law, and, without prejudice to any other remedy available to such party, shall entitle such party to injunctive or other equitable relief. Promptly after expiration or termination of this Agreement, each Party shall return to the other Party all Confidential Information of the other party (including all copies thereof) in its possession or control.

7. Term; Termination. (a) Each Seller Service has a separate duration, which is set forth on Exhibits A and B respectively. The duration of use of any Seller Service may be extended by mutual written agreement of the parties providing and receiving such service. In addition, Game Financial may terminate this Agreement with respect to all or a portion of the Seller Services in its sole discretion upon 30 days’ notice to the Seller Parties.

(b) Notwithstanding the foregoing, each Party shall have the right to terminate this Agreement immediately upon the occurrence of any one or more of the following events: (i) breach by the Other Party of any material term or provision of this Agreement and failure to cure within 30 days after written notice thereof by the non-breaching Party; (ii) the Other Party becomes insolvent or makes an assignment for the benefit of its creditors; (iii) any proceeding is instituted by or against the other Party under any bankruptcy or similar laws for the relief of debtors; or (iv) the appointment of any trustee or receiver for any of the Other Party’s assets. For purposes of this Section 9(b), the term “Other Party” shall mean either member of the other Party.

(c) The right of termination provided in paragraph (b) above is not exclusive and is in addition to any other rights and remedies available to the parties in law or in equity in the event of a breach of this Agreement. Upon termination of this Agreement for any cause or reason whatsoever, the Seller Parties shall be entitled to receive Transition Service Fees for services rendered hereunder through the date of termination, to the extent such services conform to the warranty set forth in Section 5(b). No party shall have any further rights or obligations under this Agreement, except as expressly set forth herein.  The provisions of Sections 3, 4, 5, 6 and 8 of this Agreement and this Section 7(c) shall survive the expiration or termination of this Agreement for any cause or reason whatsoever, and, notwithstanding the expiration or termination of this Agreement, the parties shall each remain liable to the other for any indebtedness or other liability theretofore arising under this Agreement.

8. Limitation of Liability. NO PARTY SHALL BE LIABLE FOR ANY PUNITIVE DAMAGES SUFFERED BY ANY OTHER PARTY OR ANY OTHER PERSON IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, REGARDLESS OF WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The limitations of liability set forth in this Section shall not apply to failure of any Party to make payments due under this Agreement or to any liability arising on account of a breach of Sections 5 or 6.

9. Miscellaneous.

(a) Independent Contractor. The parties acknowledge that the relationship of each party to the other under this Agreement is that of an independent contractor, and that nothing contained in this Agreement shall be construed to place the Seller Parties and Game Financial in the relationship of principal and agent, master and servant, partners or joint venturers. Neither the Seller Parties nor Game Financial shall have, expressly or by implication, or represent itself as having, any authority to make contracts or enter into any agreements in the name of the Other Party, or to obligate or bind the Other Party in any manner whatsoever.

(b) Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to its conflicts of laws principles.

(c) Headings. The headings as to contents of particular sections and paragraphs are inserted only for convenience and are in no way to be construed as part of this Agreement.

(d) Entire Agreement; Amendments. This Agreement, including all Exhibits attached hereto and incorporated by this reference, supersedes all prior discussions, negotiations and agreements among the parties with respect to the subject matter hereof, and this Agreement constitutes the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be modified or amended except by another agreement in writing executed by the Parties.

(e) Severability. All rights and restrictions contained in this Agreement may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the Parties shall cooperate in revising such provision or portion so as to comply with applicable law while effectuating as nearly as possible the original intent of the Parties, and it is the intention of the Parties that the remaining provisions or portions thereof shall remain in full force and effect.

(f) Notices. All notices and demands required or contemplated hereunder by one party to another shall be in writing and shall be deemed to have been duly made and given upon date of delivery if delivered in person or by an overnight delivery or postal service, upon receipt if delivered by facsimile the receipt of which is appropriately confirmed by the sender, or upon the expiration of five days after the date of posting if mailed by certified mail, postage prepaid, to the addresses or facsimile numbers of the parties set forth below their signatures on the signature page of this Agreement. Any party may change its address or facsimile number for purposes of this Agreement by notice in writing to the other parties as provided herein.

(g) Waiver. No failure or delay on the part of any party hereto to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy by any party preclude any other or further exercise thereof or the exercise of any other right or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

(h) Assignment; Successors. This Agreement may not be assigned or transferred by either Party, in whole or in part, without the prior written consent of the Other Party, provided that Game Financial may assign its rights (but not its obligations) to Affiliates without such consent. Any attempted assignment in violation of the foregoing provision shall be null and void and of no force or effect whatsoever. If the Seller Parties desires to use subcontractors to perform any obligations under this Agreement, they must first obtain Game Financial’s written consent and agree to remain liable for the performance of such obligations. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(j) Interpretation. The parties are equally responsible for the preparation of this Agreement, and the terms hereof shall not be more strictly construed against one party than the other.

(k) Force Majeure. No party shall be liable for any default or delay in the performance of any of its obligations under this Agreement (other than failure to make payments due hereunder) if such default or delay is caused, directly or indirectly, by forces beyond such party’s reasonable control, including, without limitation, fire, flood, acts of God, labor disputes, accidents, interruptions of transportation or communications facilities or delays in transportation or communication, supply shortages or the failure of any third party to perform any commitment relative to the production or delivery of any equipment or material, or the provision of any service, required for a party to perform its obligations under this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

GAME FINANCIAL CORPORATION

By: /s/ Renz Nichols
Name: Renz R. Nichols
Title: President

Address for Notices:
Game Financial Corporation
Attention: General Manager
11601 Roosevelt Boulevard
St. Petersburg, Florida 33717-2202
Facsimile: (727) 556-9051

with a copy to (which shall not constitute notice):

Game Financial Corporation
Attention: Law Department
11601 Roosevelt Boulevard
St. Petersburg, Florida 33717-2202
Facsimile: (727) 556-9196

CHEX SERVICES, INC.

By: /s/ Ijaz Anwar
Name: Ijaz Anwar
Title: CFO

Address for Notices:
Henry Fong
Chairman
Fast Funds Financial Corporation
11100 Wayzata Blvd., Suite 111
Minnetonka, MN 55305
Fax: (561) 514-9046

with a copy to (which shall not constitute notice):

FASTFUNDS FINANCIAL CORPORATION

By: /s/ Michael Casazza
Name: Michael Casazza
Title: CEO

Address for Notices:
Henry Fong
Chairman
Fast Funds Financial Corporation
11100 Wayzata Blvd., Suite 111
Minnetonka, MN 55305
Fax: (561) 514-9046

with a copy to (which shall not constitute notice):

Equitex, Inc. hereby guarantees the obligations of FastFunds Financial Corporation and Chex Services, Inc. hereunder:

EQUITEX, INC.

By: /s/ Henry Fong
Name: Henry Fong
Title: President and CEO